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                                                                EXHIBIT 23.2

Exhibit 23.2 - Consent of Independent Auditors

We consent to the reference to our firm under the caption " Experts" and to the use of our report dated November 22, 1996 (expect Note 11, as to which the date is January 22, 1997) in Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of LDM Technologies, Inc. for the registration of $110,000,000 of its 10 3/4% Senior Subordinated Notes due 2007, Series B.


                                        ERNST & YOUNG LLP



Detroit, Michigan
March 20, 1997